UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  September 19, 2011

UNIVERSAL TRAVEL GROUP
(Exact Name of Registrant as Specified in Charter)

Nevada	001-34284	90-0296536
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

9F, Building A, Rongchao Marina Bay Center NO. 2021 Haixiu Road, Bao’an District, Shenzhen People’s Republic of China
(Address of Principal Executive Offices)

Registrant's telephone number, including area code:  86-755-8366-8489

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                      Submission of Matters to a Vote of Security Holders.

The 2011 Annual Meeting of Shareholders (the “Annual Meeting”) of Universal Travel Group (the “Company”) occurred on September 19, 2011. A total of 12,689,897 shares of common stock, representing 64% of the shares outstanding and eligible to vote and constituting a quorum, were present in person or by valid proxies at the Annual Meeting. The final results for each of the matters submitted to a vote of shareholders at the Annual Meeting as set forth in the Company’s Proxy Statement, dated August 15, 2011 are as follows:

(a)
Proposal I: The Company’s shareholders elected Huijie Gao, Jiduan Yuan, and Wenbin An to serve as Class I directors of the Board until the annual meeting of stockholders in 2014 and until their respective successors have been elected and has qualified, or until their earlier resignation, removal or death. The votes cast with respect to each nominee are set forth below:

DIRECTORS:	FOR	WITHHELD	ABSTAIN	BROKER NON- VOTE
Huijie Gao	5,996,637	1,159,529	N/A	N/A
Jiduan Yuan	6,916,411	239,755	N/A	N/A
Wenbin An	6,926,920	229,246	N/A	N/A

(b)
Proposal II: The Company’s shareholders ratified the appointment of EFP Rotenberg & Co., LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011, with 12,461,236 votes for, 118,169 votes against, 110,492 abstentions and 0 broker non-votes.

Item 8.01                      Other Events

On September 20, 2011, the Company issued a press release announcing the results of its Annual Meeting of Shareholders. A copy of the related press release is being filed as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference in its entirety.

Item 9.01                      Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press release dated September 20, 2011, issued by Universal Travel Group

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 20, 2011

UNIVERSAL TRAVEL GROUP

By:	/s/ Jiangping Jiang
Jiangping Jiang
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated September 20, 2011, issued by Universal Travel Group